EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72081 of Beckman Coulter, Inc. on Form S-8 of our report dated June 19, 2002, appearing in the Annual Report on Form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Costa Mesa, California
June 27, 2002